CONE MILLS CORPORATION
                               GREENSBORO, N.C. 27405

                                February 14, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

   Re: Cone Mills Corporation
       Registration Statement on Form S-3

Gentlemen:

   I am General Counsel of Cone Mills Corporation, a North Carolina corporation (the "Corporation"), and have represented the Corporation in connection with the registration under the Securities Act of 1933, as amended (the "Act") of $100,000,000 aggregate principal amount of the Corporation's debt securities (the "Debt Securities").

   I have examined the Corporation's Restated Articles of Incorporation, its Amended and Restated Bylaws and such of its corporate records as I deemed necessary for purposes of rendering this opinion, the Registration Statement on Form S-3 relating to the Debt Securities (the "Registration Statement"), filed today with the Securities and Exchange Commission (the "Commission"), including the Prospectus therein (the "Prospectus") and the form of Indenture between the Corporation and Wachovia Bank of North Carolina, N.A., as Trustee (the "Indenture") included as an exhibit thereto.

   Based on the foregoing, I am of the following opinions:

   (1) The Indenture has been duly authorized by the Corporation and, when duly executed and delivered by the parties thereto, will constitute a valid and legally binding instrument of the Corporation;

   (2) The Debt Securities, when and if duly executed, authenticated and delivered in accordance with the Indenture and issued against receipt of the agreed

                    (Cone Mills logo appears here)

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Securities and Exchange Commission
February 14, 1995
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       purchase price therefor, will be duly issued, valid and binding obligations of the Corporation entitled to the benefits of the Indenture, assuming due execution and delivery of the Indenture by the parties thereto.

   The opinions set forth above are subject to the following qualifications and limitations:

   (a) The enforceability of any obligation of the Corporation is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   (b) The Indenture contains a provision to the effect that the acceptance by the Trustee or the Securityholders of a past due installment by the Corporation shall not be deemed a waiver of its or their right to accelerate. The North Carolina Court of Appeals has held that, when a holder of an obligation regularly accepts late payments, it is deemed to waive its right to accelerate the debt because of the late payments until it notifies the maker of the obligation that prompt payments are again required.

   (c) Section 6-21.2 of the General Statutes of North Carolina sets forth certain procedures and limitations applicable to the collection of attorneys' fees, and my opinions are conditioned upon the application of and compliance with those provisions.

   (d) I express no opinion as to any provision of the Indenture purporting to relieve the Trustee of the exercise of reasonable diligence.

   (e) I express no opinion (i) as to, and assume compliance with any applicable, federal or state securities law or (ii) with respect to the enforceability of any provision of the Indenture pursuant to which any party is indemnified against a liability arising under applicable securities laws.

   (f) The opinions set forth herein are limited to the laws of the State of North Carolina as applied by courts located in North Carolina. Pursuant to its terms, the Indenture

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Securities and Exchange Commission
February 14, 1995
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       is governed by the laws of the State of New York; for purposes of this opinion I have assumed, without independent investigation, that the laws of the State of New York governing the Indenture are the same as those which would govern the Indenture if it were governed by the law of the State of North Carolina, notwithstanding the choice of law provisions therein.

   I hereby consent to the use of this opinion as Exhibit 5.1 of the Registration Statement as filed today under the Act with the Commission, and to any reference to this opinion and to my name under the heading "Legal Opinions" in the Prospectus. I do not, however, thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                     Very truly yours,

                                     CONE MILLS CORPORATION

                                     (Signature of Neil W. Koonce)
                                     Neil W. Koonce
                                     General Counsel